Morgan Stanley Variable Investment Series -
Limited Duration Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Starbucks Corporation
2.100% due 2/4/2021
Purchase/Trade Date:	  2/1/16
Offering Price of Shares: $99.943
Total Amount of Offering:  $500,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets: 0.33
Brokers:  Goldman Sachs & Co., J.P. Morgan,
Morgan Stanley, Bofa Merrill Lynch, Citigroup,
Wells Fargo Securities, U.S. Bancorp, Scotiabank,
HSBC, Rabo Securities, Blaylock Beal Van LLC,
Loop Capital Markets, The Williams Capital Group,
Loop Capital Markets
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Exxon Mobil Corp 2.222%
due 3/1/2021
Purchase/Trade Date:	 2/29/2016
Offering Price of Shares: $100.00
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.50
Brokers:  Bofa Merrill Lynch, Citigroup, JP Morgan,
Barclays, Morgan Stanley, BNP Paribas, HSBC,
Mizuho Securities, Societe Generale, Standard
Chartered Bank, BNY Mellon Capital, Credit
Agricole CIB, Deutsche Bank, Lebenthal Capital
Markets, The Williams Capital Group LP, US
Bancorp, Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Protective Life Global
Funding 1.722 due 4/15/2019
Purchase/Trade Date:	  4/12/16
Offering Price of Shares: $100.00
Total Amount of Offering:  $400,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.038
Percentage of Fund's Total Assets: 0.49
Brokers:  Deutsche Bank Securities Inc., Morgan
Stanley & Co. LLC, Wells Fargo Securities LLC,
Mizuho Securities USA Inc., US Bancorp
Investments Inc.
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Lloyds Banking Group PLC
3.100% due 7/6/2021
Purchase/Trade Date:	  6/30/16
Offering Price of Shares: $99.926
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets: 0.66
Brokers:  Citigroup, HSBC, Lloyds Securities,
Morgan Stanley
Purchased from: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.